As filed with the Securities and Exchange Commission on September __, 2000.
                                                     Registration No. 333-______
================================================================================

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                               MAYTAG CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                   42-0401785
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                    Identification No.)

                          403 WEST FOURTH STREET NORTH
                               NEWTON, IOWA 50208
                    (Address of Principal Executive Offices)

                     2000 EMPLOYEE STOCK INCENTIVE PLAN AND
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)

         FREDERICK G. WOHLSCHLAEGER                  Telephone number,
           SENIOR VICE PRESIDENT,                  including area code,
               GENERAL COUNSEL                     of agent for service:
                AND SECRETARY                         (641) 787-7040
             MAYTAG CORPORATION
        403 WEST FOURTH STREET NORTH
             NEWTON, IOWA 50208
   (Name and Address of Agent For Service)


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

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed        Proposed
         Title of                                      Maximum         Maximum
        Securities                  Amount            Offering        Aggregate        Amount of
           to be                     to be              Price         Offering       Registration
        Registered                Registered(1)      Per Share(2)      Price(2)           Fee

-----------------------------------------------------------------------------------------------------
Common Stock, par value $1.25,   3,966,000 Shares     $30.96875    $122,822,063        $32,426
including Preferred Stock
Purchase Rights (3,4)


------------------------------------------------------------------------------------------------------
1  An   undetermined   number  of  additional   shares  may  be  issued  if  the
   anti-dilution adjustment provisions of the plans become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 26, 2000.

3  Prior to the  occurrence  of certain  events,  the Preferred  Stock  Purchase
   Rights will not be evidenced separately from the Common Stock.

4 Includes an indeterminate number of interests related to the Common Stock to be issued under the plans, all of which are generally nontransferable, including stock options and stock equivalents.



--------------------------------------------------------------------------------


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents are incorporated by reference into this Registration Statement:

                           (1) The  Annual  Report  of Maytag  Corporation  (the
"Company") on Form 10-K for the fiscal year ended December 31, 1999 which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant tot he Securities Exchange Act of 1934, as amended (the "1934 Act").

                           (2) The Company's  Quarterly  Report on Form 10-Q for
the quarter period ended March 31, 2000 which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                           (3) The Company's  Quarterly  Report on Form 10-Q for
the quarter period ended June 30, 2000 which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                           (4) The  description  of the  Company's  Common Stock
contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                           (5) The description of the Company's  Preferred Stock
Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the 1934 Act.


                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrants pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrants' Annual Reports covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Reports.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

                  The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  Section 145 of the Delaware General Corporation Law and the By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

                  The Company's Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits, nor does this provision eliminate the ability to bring suit to rescind a transaction or to enjoin a proposed transaction from occurring. In addition, this provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity, nor to his responsibilities under any other law, such as the federal securities laws.

                  The By-laws of the Company provide that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

                  The  Company  maintains   directors  and  officers   liability
insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Iowa, on the 26th day of September, 2000.


                                          MAYTAG CORPORATION


                                        By: /s/ Lloyd D. Ward
                                           -------------------------------------
                                            Lloyd D. Ward
                                            Chairman and Chief Executive Officer




                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Maytag Corporation, hereby severally constitute Frederick G. Wohlschlaeger and Patricia Martin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Maytag Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of September, 2000.


           Signature                                    Title
           ---------                                    -----


/s/ Lloyd D. Ward
_________________________________       Chairman, Chief Executive Officer, and
         Lloyd D. Ward                  Director (Principal Executive Officer)

/s/ Frederick G. Wohlschlaeger
_________________________________       Acting Chief Financial Officer
  Frederick G. Wohlschlaeger            (Principal Financial Officer)

/s/ Steven H. Wood
_________________________________       Vice President, Financial Reporting and
        Steven H. Wood                  Audit (Principal Accounting Officer)

/s/ Barbara R. Allen
_________________________________       Director
       Barbara R. Allen

/s/ Howard L. Clark, Jr.
_______________________________         Director
     Howard L. Clark, Jr.

/s/ Lester Crown
_________________________________       Director
         Lester Crown

/s/ Wayland R. Hicks
_________________________________       Director
       Wayland R. Hicks

/s/ William T. Kerr
_________________________________       Director
        William T. Kerr

/s/ Bernard G. Rethore
_________________________________       Director
      Bernard G. Rethore

/s/ W. Ann Reynolds
_________________________________       Director
        W. Ann Reynolds

/s/ John A. Sivright
_________________________________       Director
       John A. Sivright

/s/ Neele E. Stearns, Jr.
_________________________________       Director
     Neele E. Stearns, Jr.

/s/ Fred G. Steingraber
_________________________________       Director
      Fred G. Steingraber

/s/ Carole J. Uhrich
_________________________________       Director
       Carole J. Uhrich

                                  EXHIBIT INDEX

Exhibit Number                      Description
--------------                      -----------

      5            Opinion (including consent) of McDermott, Will & Emery.*

     23.1          Consent of Ernst & Young LLP.*


*Filed herewith